UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  February 26, 2007

ORIENT-EXPRESS HOTELS LTD.

(Exact name of registrant as specified in its charter)

Bermuda

(State or other jurisdiction of incorporation)

001-16017	98-0223493
(Commission File Number)	(I.R.S. Employer
Identification No.)

22 VICTORIA STREET
P.O. BOX HM 1179
HAMILTON HMEX, BERMUDA
(Address of principal executive offices) Zip Code

441-295-2244
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended simultaneously to satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act.

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

ITEM 2.02.                                      Results of Operations and Financial Condition

On February 26, 2007, the registrant announced its consolidated earnings for the fiscal year and fourth quarter ended December 31, 2006.  The news release is attached as an Exhibit to this Current Report and incorporated herein by reference.  The information in this Current Report is being furnished to the Commission.

ITEM 4.02.                                      Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)                                  In September 2006, the SEC issued Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements in Current Year Financial Statements” (“SAB 108”).  Following adoption of SAB 108, the registrant’s management undertook to re-evaluate certain deferred tax and foreign currency misstatements identified in prior years’ financial statements and previously deemed immaterial.  Management also identified during the financial closing process for the 2006 financial statements additional unrecorded deferred tax liabilities from earlier years.  While these misstatements do not affect the registrant’s previously reported cash flows or segment EBITDA, management has concluded that it is appropriate to restate the results for the year ended December 31, 2005 to record the adjustments to deferred tax liabilities, goodwill, other assets, provision for income taxes and shareholders’ equity.

Management has determined that the deferred tax provision previously made for the differences between the tax values of hotels acquired between 1976 and 2002 and their fair values reflected on consolidation as required by Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes”, was understated.  Management also determined that foreign exchange losses of $25.2 million recorded in other comprehensive income under Statement of Financial Accounting Standards No. 52, “Foreign Currency Translation”, in earlier years should have been recorded directly to the income statement; this misstatement has no impact on 2005 net income or shareholders’ equity.

The adjustments at December 31, 2005 increase deferred tax liabilities by $59.5 million and goodwill by $38.6 million and reduce shareholders’ equity by $22.9 million and other assets by $2.0 million as presented in the news release of the registrant attached as an Exhibit to this Current Report.  Accordingly, these adjustments reduce shareholders’ equity from $673.4 million to $650.5 million as at December 31, 2005, and increase the net income for the year ended December 31, 2005 from $40.7 million to $41.5 million, with the diluted earnings per class A and B common share increasing from $1.06 to $1.09.  Shareholders’ equity has reduced from $545.0 million to $521.3 million as at December 31, 2004 and the net income for the year ended December 31, 2004 has increased from $28.2 million to $31.2 million, with the diluted earnings per class A and B common share increasing from $0.82 to $0.91.

In order to correct the misstatements, the registrant intends to restate its consolidated financial statements for the two years ended December 31, 2005 and Selected Financial Data for the four years ended December 31, 2005 in its Annual Report on Form 10-K for the year ended December 31, 2006 which it anticipates filing by March 1, 2007.

As a result, management and the Audit Committee of the Board of Directors of the registrant concluded on February 26, 2007 that the consolidated financial statements contained in the registrant’s Annual Report on Form 10-K for the year ended December 31, 2005 and its Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2006, June 30, 2006 and September 30, 2006 should not be relied upon for the reasons described above.  The Audit Committee discussed this decision to restate the consolidated financial statements for the aforementioned periods with the registrant’s independent registered public accounting firm, Deloitte & Touche LLP.

ITEM 9.01.            Financial Statements and Exhibits

(c)                                                                                  Exhibits

99                                                                                    News release dated February 26, 2007 regarding fiscal year 2006 and fourth quarter 2006 consolidated earnings, being furnished to the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ORIENT-EXPRESS HOTELS LTD.

By:	/s/ Paul M. White
	Name:	Paul M. White
	Title:	Vice President – Finance and Chief Finance Officer

Date:  February 27, 2007

EXHIBIT INDEX

Exhibit
Number	Description

99	News release dated February 26, 2007.